Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-8 of CrowdGather, Inc. and to the incorporation therein of our report dated June 15, 2009, with respect to the financial statements of CrowdGather, Inc., which appears on page 17 of Form 10-K of CrowedGather, Inc. for the years ended April 30, 2009 and 2008.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California
April 12, 2010

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